EXPENSE REIMBURSEMENT AGREEMENT

This Expense Reimbursement Agreement (“Agreement”) is made as of August 14, 2017 by and between AB PRIVATE CREDIT INVESTORS CORPORATION, a Maryland corporation (the “Fund”), and AB PRIVATE CREDIT INVESTORS LLC, a Delaware limited liability Fund (the “Adviser”).

WHEREAS, the Fund is a newly organized closed-end management investment company has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

WHEREAS, the Fund desires to retain the Adviser to provide certain administrative services to the Fund in the manner and on the terms hereinafter set forth (the “Services”); and

WHEREAS, the Adviser is willing to provide the Services to the Fund;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Fund and the Adviser hereby agree as follows:

1. The Services

The Fund hereby employs the Adviser to furnish, and the Adviser agrees to furnish, personnel to serve as the Chief Compliance Officer (“CCO”) and Chief Financial Officer (“CFO”) as well as additional personnel as necessary or appropriate to assist the CCO and CFO in performing their respective duties for the Fund (the “Administrative Personnel”), subject to review by and the overall approval by the Board of Directors of the Fund (the “Board”), for the period and on the terms and conditions set forth in this Agreement. The Adviser hereby accepts such employment and agrees during such period to provide, or arrange for the provision of, such Administrative Personnel and to assume the obligations herein set forth subject to the reimbursement of the allocable portion of the compensation of such Administrative Personnel as provided for below. The Adviser shall make such reports to the Board of its performance of its obligations hereunder as the Board shall require.

2. Confidentiality

The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information (regulated pursuant to Regulation S-P and S-AM), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

3. Compensation; Allocation of Costs and Expenses

In full consideration of the provision of the services by the Adviser, the Fund shall reimburse the Adviser for the allocable portion of the compensation paid by the Adviser to each of the Administrative Personnel reflecting the relative portion of time spent by such Administrative Personnel in performing their respective duties for the Fund. The amount and nature of such reimbursements shall be presented for review, not less frequently than quarterly, to the Board or a committee of the Board, all of the members of which are not “interested persons” of the Fund, as such term is defined under the Investment Company Act.

4. Limitation of Liability of the Adviser; Indemnification

The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Adviser, including without limitation its managing member, the Adviser to the extent that they are providing services for or otherwise acting on behalf of the Adviser, Adviser or the Fund) shall not be liable to the Fund for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as Adviser for the Fund, and the Fund shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Adviser, including without limitation the Adviser, each of whom shall be deemed a third-party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as Adviser for the Fund. Notwithstanding the preceding sentence of this Section 4 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

5. Activities of the Adviser

The services of the Adviser to the Fund are not to be deemed to be exclusive, and the Adviser and each affiliate is free to render services to others. It is understood that directors, officers, employees and stockholders of the Fund are or may become interested in the Adviser and its affiliates, as directors, officers, members, managers, employees, partners, stockholders or otherwise, and that the Adviser and directors, officers, members, managers, employees, partners and stockholders of the Adviser and its affiliates are or may become similarly interested in the Fund as stockholders or otherwise.

6. Duration and Termination of this Agreement

(a) This Agreement shall become effective as of the first date above written. The provisions of Section 4 of this Agreement shall remain in full force and effect, and the Adviser and its representatives, as and to the extent applicable, shall remain entitled to the benefits thereof, notwithstanding any termination or expiration of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration. This Agreement shall continue in effect for two years from the date hereof and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by:

2

(i) the affirmative vote of a majority of the Board, or by the affirmative vote of a majority of the outstanding voting securities of the Fund; and

(ii) the affirmative vote of a majority of the Fund’s Independent Directors, in accordance with the requirements of the Investment Company Act.

(b) The Agreement may be terminated at any time, without the payment of any penalty, upon not more than 60 days’ written notice, by: (i) the affirmative vote of a majority of the outstanding voting securities of the Fund, (ii) the affirmative vote of a majority of the Board, including a majority of the Independent Directors, or (iii) the Adviser.

(c) This Agreement may not be assigned by a party without the consent of the other party. The provisions of Section 4 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

7. Amendments of this Agreement

This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.

8. Governing Law

This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

9. Entire Agreement

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

10. Notices

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

AB PRIVATE CREDIT INVESTORS CORPORATION

By:
Name: J. Brent Humphries
Title: President

AB PRIVATE CREDIT INVESTORS LLC

By:
Name: Wesley Raper
Title: Chief Operating Officer

4